UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2020

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SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive
Spring, TX 77389
(Address of principal executive offices)(Zip Code)

(832) 796-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	SWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of June 30, 2020, John C. Ale is retiring from Southwestern Energy Company (the “Company”) as Senior Vice President, General Counsel and Secretary and as an employee of the Company. In connection with Mr. Ale’s retirement, on June 4, 2020, the Company entered into a Retirement and Consulting Agreement with Mr. Ale (the “Agreement”). The Agreement provides that Mr. Ale will retire from the Company effective as of June 30, 2020 and that, commencing on June 30, 2020 and continuing through December 31, 2020, Mr. Ale will provide consulting services to the Company of up to 25 hours per month related to transitional and other matters as requested by the Company’s Chief Executive Officer. Following December 31, 2020, the Company may, in its discretion, extend the term of the Agreement on a month-to-month basis.
Pursuant to the Agreement, Mr. Ale will receive a monthly consulting fee of $25,000 (and, in the event that the Company requests that Mr. Ale provide more than 25 hours of consulting services in any month, an additional fee of $1,000 per hour). In addition, Mr. Ale will remain eligible to receive an annual bonus for 2020 based on actual performance, prorated for the period of his employment with the Company during 2020. The treatment of Mr. Ale’s equity and equity-based awards as of the date of his retirement will be governed by the terms of the equity plans and award agreements applicable to such awards. Either the Company or Mr. Ale may terminate the consulting arrangement upon five days’ prior written notice. In the event that the Company terminates the consulting arrangement without cause (as defined in the Agreement), Mr. Ale will be entitled to any remaining consulting fees that would have been payable during the consulting term and will continue to be eligible to receive his 2020 annual bonus as described above.
The Agreement contains confidentiality covenants by Mr. Ale which will apply indefinitely and non-competition and non-solicitation covenants by Mr. Ale which will apply for a one-year period following Mr. Ale’s retirement date. In addition, the Agreement contains a mutual non-disparagement covenant by Mr. Ale and the Company. The Agreement also includes a release of claims by Mr. Ale against the Company.
The foregoing description of the Agreement is a summary only and is qualified in its entirety by the terms of the Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated by reference herein.

SECTION 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing Mr. Ale’s retirement is furnished as Exhibit 99.1 to this Form 8-K. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SECTION 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Retirement and Consulting Agreement dated as of June 4, 2020 by and between Southwestern Energy Company and John C. Ale.

99.1	Southwestern Energy Company press release dated June 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY
Registrant

Dated: June 4, 2020	By:	/s/ JENNIFER N. MCCAULEY
		Name:	Jennifer N. McCauley
		Title:	Senior Vice President - Administration